NMF Form N-SAR 4-30-13
Item No. 77.O - RULE 10f-3 AFFILIATED
UNDERWRITER SYNDICATE TRANSACTIONS

Adviser / Sub-Adviser
UBS Global Asset Management (Americas) Inc.

Nationwide Fund Nationwide High Yield Fund

Issuer

Citigroup
EPE Holdings LLC

Underwriter Global Markets Hldgs
Affiliated Participant Underwriter UBS Investment Bank

Aggregate Principal Purchase Amount  $2,985,000
Aggregate Principal Offering Amount  $342,250,000

Commission or % of Offering
1.5%

Purchase Date 12/18/12

Adviser / Sub-Adviser UBS Global Asset Management
(Americas) Inc.

Nationwide Fund  Nationwide High Yield Fund

Issuer
Mark West Energy Partners, L.P.

Underwriter
Barclays Capital Inc.
Affiliated Participant Underwriter UBS Investment Bank

Aggregate Principal Purchase Amount $8,000,000
Aggregate Principal Offering Amount $1,000,000,000

Commission or % of Offering 1.25%

Purchase Date

1/7/13

Adviser / Sub-Adviser
UBS Global Asset Management (Americas) Inc.

Nationwide Fund
Nationwide High Yield Fund
Le

Issuer
Lear Corporation

Underwriter
Citigroup Global Markets Hldgs
Affiliated Participant Underwriter UBS Investment Bank

Aggregate Principal Purchase Amount
$2,000,000
Aggregate Principal Offering Amount $500,000,000

Commission or % of Offering  1.313125%

Purchase Date

1/14/13

Adviser / Sub-Adviser
UBS Global Asset Management (Americas) Inc.

Nationwide Fund
Nationwide High Yield Fund

Issuer Revlon Consumer Products

Underwriter
Citigroup Global Markets Hldgs
Affiliated Participant Underwriter UBS Investment Bank

Aggregate Principal Purchase Amount
$3,000,000
Aggregate Principal Offering Amount  $500,000,000

Commission or % of Offering
1.75%

Purchase Date

2/5/13

Adviser / Sub-Adviser UBS Global Asset Management (Americas) Inc.

Nationwide Fund
Nationwide High Yield Fund

Issuer
Equinix, Inc.

Underwriter
JP Morgan Securities
Affiliated Participant Underwriter  UBS Investment Bank

Aggregate Principal Purchase Amount
$12,000,000
Aggregate Principal Offering Amount  $1,000,000,000

Commission or % of Offering
1.2%

Purchase Date

2/25/13

Adviser / Sub-Adviser UBS Global Asset Management (Americas) Inc.

Nationwide Fund
Nationwide High Yield Fund

Issuer TRW Automotive Inc.

Underwriter
Bank of America Securities
Affiliated Participant Underwriter UBS Investment Bank

Aggregate Principal Purchase Amount
$5,000,000
Aggregate Principal Offering Amount $400,000,000

Commission or % of Offering
1.375%

Purchase Date

2/25/13

Adviser / Sub-Adviser
UBS Global Asset Management (Americas) Inc.

Nationwide Fund  Nationwide High Yield Fund

Issuer
Intl Lease Finance Corp.

Underwriter
JP Morgan Securities  JP Morgan Securities
Affiliated Participant Underwriter UBS Investment Bank

Aggregate Principal Purchase Amount
$9,999,600
Aggregate Principal Offering Amount   $749,970,000

Commission or % of Offering  0.75%

Purchase Date 3/6/13

Adviser / Sub-Adviser
UBS Global Asset Management (Americas) Inc.

Nationwide Fund   Nationwide High Yield Fund

Issuer
Petrologistics LP

Underwriter Morgan Stanley & Co.
Affiliated Participant Underwriter UBS Investment Bank

Aggregate Principal Purchase Amount
$2,000,000
Aggregate Principal Offering Amount $365,000,000

Commission or % of Offering
2%

Purchase Date

3/22/13

Adviser / Sub-Adviser
BlackRock Investment Management, LLC

Nationwide Fund
Nationwide Bond Index Fund

Issuer
Bank of America Corporation

Underwriter
Merrill Lynch, Pierce, Fenner & Smith Inc.
Affiliated Participant Underwriter PNC Capital Markets LLC

Aggregate Principal Purchase Amount $165,945,000
Aggregate Principal Offering Amount $2,000,000,000

Commission or % of Offering 0.350%

Purchase Date 1/8/13

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